Exhibit 10.1

Compensation Information for the Company’s Named Executive Officers

Robert Blum, President & Chief Executive Officer: base salary $633,450; 2017 bonus award $295,200; 2018 target bonus 60% of salary.

Ching Jaw, Senior Vice President, and Chief Financial Officer: base salary $416,150; 2017 bonus award $67,650; 2018 target bonus 40% of salary.

Fady Malik, Executive Vice President, Research and Development: base salary $477,081; 2017 bonus award $150,535; 2018 target bonus 40% of salary.

Bradley Morgan, Senior Vice President, Research and Non-Clinical Development: base salary $352,460; 2017 bonus award $98,809; 2018 target bonus 35% of salary.

Andrew Wolff, Senior Vice President & Chief Medical Officer: base salary $403,675; 2017 bonus award $100,000; 2018 target bonus 35% of salary.